UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) May 26, 2005
                                                         --------------

                           Gateway Energy Corporation
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             (Exact name of Registrant as specified in its charter)


           Delaware                   0-6404                     44-0651207
 ---------------------------        ----------                -----------------
(State or other jurisdiction       (Commission               (I.R.S. Employer
     of Incorporation)             File Number)              Identification No.)

                  500 Dallas Street, Suite 2615, Houston, Texas    77002
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                     (Address of principal executive office)     (Zip Code)

       Registrant's telephone number, including area code: (713) 336-0844
                                                          ----------------

                                 Not Applicable
              ------------------------------------------------------
             (Former name, former address and former fiscal year, if
                           changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.     Departure of Directors or Principal Officers; Election of
               Directors; Appointment of Principal Officers.

     On May 31, 2005, the Board of Directors of Gateway Energy Corporation (the "Company") announced that Robert Panico has been elected as the Company's President and Chief Executive Officer. Mr. Panico replaces John A. Raasch, a member of the Board of Directors, who has been acting as interim President and Chief Executive Officer of the Company since the resignation of the Company's prior President and Chief Executive Officer, Michael Fadden, in October 2004. Mr. Panico has been a Vice President of the Company since 1997.

     In 2001 the Company entered into an employment agreement (the "Agreement") with Mr. Panico, which Agreement remains in force. The term of the Agreement is through October 31, 2004, renewable for successive one-year terms at the option of the Company. Under the Agreement, Mr. Panico's base salary shall be no less $120,000 per year. In recognition of his added responsibilities, the Board has agreed to increase Mr. Panico's base salary to $127,200. The Agreement provides for severance benefits in the event that the Company terminates Mr. Panico's employment other than for cause, or if he resigns following certain adverse changes in the terms of their compensation or job responsibilities for a period of three years following a change in control of the Company.

     In the case of termination other than for cause where there is no change in control, these benefits would be calculated based on (1) one year's base salary, or (2) the base salary attributable to the remaining term of the Agreements, whichever is greater, plus any unpaid bonus attributable to the previous year of employment. If the termination occurs during a one-year renewal period of the Agreements, benefits would be calculated based on the base salary attributable to the remaining months of the one-year term, plus a pro rata share of any cash bonus paid for the year of termination attributable to that portion of the year during which the Executive was employed.

     In the case of a change in control of the Company, these benefits would be calculated based on an amount equal to twice the sum of Mr. Panico's then annual base salary plus his average annual incentive bonus for the two years preceding such termination. The Company will continue to provide, at its expense, certain health and welfare benefits for a period of up to four (4) years, reduced by any such benefits obtained from subsequent employers.

     The Agreement contains a non-competition provision under which Mr. Panico is required not to engage in certain activities on behalf of competitors of the Company while employed by the Company and for a period of six months following termination.

     Attached hereto as Exhibit 99.1 is a copy of a press release issued by the Company regarding the foregoing.

Item 8.01

     The Company is late on the filing of its Annual Report on Form 10-KSB for its fiscal year ended December 31, 2004, and its Quarterly Report on Form 10-QSB for its quarter ended March 31, 2005. These delays occurred because the workload related to the preparation of these Reports exceeds available personnel. The Company believes that it is taking steps to correct this situation, and currently plans to file these Reports in the near term.

Item 9.01      Financial Statements and Exhibits.

     (c) Exhibits.

               Number             Description
               ------             -----------

               99.1               Press Release dated May 31, 2005.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 31, 2005
                                           GATEWAY ENERGY CORPORATION
                                           (Registrant)

                                           By:  /s/  Robert Panico
                                              --------------------------------
                                           Robert Panico
                                           President and Chief Executive Officer